UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 5, 2009

Dendreon Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-30681	22-3203193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3005 First Avenue Seattle, Washington	98121
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (206) 256-4545

None
(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 9, 2009, Dendreon Corporation (the “Company”) entered into the second amendment to its Common Stock Purchase Agreement, dated October 11, 2007, by and between the Company and Azimuth Opportunity Ltd. (“Purchase Agreement”) under which the Company maintains an up to $130 million equity line of credit arrangement.  The amendment, attached hereto as Exhibit 10.3, amends Section 7.1 of the Purchase Agreement to extend the current 18-month term by an additional 18 months.  The amended Section 7.1 provides in part that, “Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest of (i) the first day of the month next following the 36-month anniversary of the Effective Date (the “Investment Period”), (ii) the date that the aggregate dollar amount of Shares registered under the Registration Statement have been issued and sold and (iii) the date the Investor shall have purchased the Total Commitment of shares of Common Stock (subject in all cases to the Trading Market Limit).”

Concurrent with its extensuion of the Purchase Agreement, Dendreon extended its engagement letter with Reedland Capital Partners by 18 months.

       The foregoing description is qualified in its entirety by reference to the Common Stock Purchase Agreement, dated October 11, 2007, between the Company and Azimuth, and to Amendment No. 1 thereto, dated as of October 8, 2008, which are both incorporated by reference into this report.

Item 8.01  Other Events.

On February 5, 2009, Gerardo Canet, a member of the Board of Directors of Dendreon Corporation (the “Company”) adopted a pre-arranged trading plan (the “Plan”) designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding insider stock trading transactions. Under 10b5-1, directors, officers and other persons who are not in possession of material non-public information may adopt a pre-arranged plan or contract for the sale of Company securities under specified conditions and at specified times. As sales are executed in the future under the Plan, they will be reported in accordance with federal securities laws.

The Plan provides for the sale of up to a total of 109,171 shares currently beneficially held by Mr. Canet pursuant to presently exercisable stock options over a period beginning February 5, 2009 and ending August 5, 2009. Shares will be sold under the Plan on the open market at prevailing market prices, subject to minimum price thresholds and other sale date requirements.

The Company does not undertake to report Rule 10b5-1 plans that may be adopted by any officers or directors of the Company in the future, or to report any modifications or termination of any publicly announced plan or to report any plan adopted by an employee who is not an executive officer, except to the extent required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1
Common Stock Purchase Agreement, dated October 11, 2007, by and between Dendreon Corporation and Azimuth Opportunity Ltd. (incorporated by reference to Exhibit 10.1 of Dendreon’s Current Report on Form 8-K filed on October 12, 2007).

10.2
Amendment No. 1, dated as of October 8, 2008, to Common Stock Purchase Agreement, dated October 11, 2007, by and between Dendreon Corporation and Azimuth Opportunity Ltd. (incorporated by reference to Exhibit 10.2 of Dendreon’s Current Report on Form 8-K filed on October 10, 2008).

10.3	Amendment No. 2, dated as of February 9, 2009, to Common Stock Purchase Agreement, dated October 11, 2007, by and between Dendreon Corporation and Azimuth Opportunity Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION

By:	/s/ Richard F. Hamm, Jr.
Richard F. Hamm, Jr.
Senior Vice President, Corporate Development, General Counsel and Secretary

Date: February 11, 2009

Exhibit No.	Description

10.1
Common Stock Purchase Agreement, dated October 11, 2007, by and between Dendreon Corporation and Azimuth Opportunity Ltd. (incorporated by reference to Exhibit 10.1 of Dendreon’s Current Report on Form 8-K filed on October 12, 2007).

10.2
Amendment No. 1, dated as of October 8, 2008, to Common Stock Purchase Agreement, dated October 11, 2007, by and between Dendreon Corporation and Azimuth Opportunity Ltd. (incorporated by reference to Exhibit 10.2 of Dendreon’s Current Report on Form 8-K filed on October 10, 2008).

10.3	Amendment No. 2, dated as of February 9, 2009, to Common Stock Purchase Agreement, dated October 11, 2007, by and between Dendreon Corporation and Azimuth Opportunity Ltd.